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December 29, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Dear Sirs:

We have read the comments contained in Sub-Item 77k of Form N-SAR of the John Hancock Bank and Thrift Opportunity Fund dated December 29, 2005 and we agree with the statements made therein.

Very truly yours,




DELOITTE & TOUCHE LLP





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